Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Landmark Land Company, Inc. and Subsidiaries dated January 4, 2007 and filed with the Commission on January 9, 2007 (No. 333-139873), of our report dated April 15, 2009 with respect to the 2008 Consolidated Financial Statements of Landmark Land Company, Inc. and Subsidiaries included in this Annual Report (Form 10-K).

/s/ Reznick Group, P.C.

Bethesda, MD
April 15, 2009